EXHIBIT 99.1

Republic Services, Inc. Reports
First Quarter 2026 Results

●	First Quarter Earnings Per Share of $1.70
●	Expanded First Quarter Net Income Margin 50 Basis Points and Adjusted EBITDA Margin 50 Basis Points
●	Generated Cash Flow from Operations of $1.23 Billion
●	Generated Adjusted Free Cash Flow of $984 Million
●	Invested More Than $700 Million in Value-Creating Acquisitions To Date
●	Named to Fortune's 2026 World's Most Admired Companies List

PHOENIX (May 7, 2026) – Republic Services, Inc. (NYSE: RSG) today reported net income of $525 million, or $1.70 per diluted share, for the three months ended March 31, 2026, versus $495 million, or $1.58 per diluted share, for the comparable 2025 period. Excluding certain expenses and other items, on an adjusted basis, net income for the three months ended March 31, 2026, was $526 million, or $1.70 per diluted share, versus $496 million, or $1.58 per diluted share, for the comparable 2025 period.

“We are off to a strong start and remain well positioned to achieve our full‑year objectives,” said Jon Vander Ark, president and chief executive officer. “Disciplined pricing and effective cost management drove solid earnings growth and 50 basis points of adjusted EBITDA margin expansion in the first quarter. We remain focused on executing our strategy and investing for growth to deliver long‑term value for our customers and shareholders."

First-Quarter 2026 Highlights:

•Total revenue growth of 2.6 percent includes 2.8 percent organic growth from our recycling and waste business, 1.3 percent organic decline from our environmental solutions business, and 1.1 percent growth from acquisitions.

•Core price on total revenue increased revenue by 5.7 percent. Core price on related business revenue increased revenue by 6.8 percent, which consisted of 8.4 percent in the open market and 4.4 percent in the restricted portion of the business.

•Revenue growth from average yield on total revenue was 3.4 percent, and volume decreased revenue by 0.8 percent. Revenue growth from average yield on related business revenue was 4.1 percent, and volume decreased related business revenue by 1.0 percent.

•Net income was $525 million, or a margin of 12.8 percent.

•EPS and Adjusted EPS, a non-GAAP measure, were both $1.70 per share, an increase of 7.6 percent over the prior year.

•Adjusted EBITDA, a non-GAAP measure, was $1.32 billion, and adjusted EBITDA margin, a non-GAAP measure, was 32.1 percent of revenue, an increase of 50 basis points over the prior year.

•Cash invested in acquisitions was $433 million.

•Cash returned to shareholders was $507 million, which included $314 million of share repurchases and $193 million of dividends paid.

•The Company's average recycled commodity price per ton sold at its recycling centers during the first quarter was $120. This represents a decrease of $35 per ton over the prior year.

•Republic was recognized by several leading organizations during the quarter, including:
◦Ethisphere's 2026 World's Most Ethical Companies® List
◦Fortune's 2026 World's Most Admired Companies List

Company Declared Quarterly Dividend

On May 5, 2026, the Board of Directors of Republic Services, Inc. declared a regular quarterly dividend of $0.625 per share for shareholders of record on July 2, 2026. The dividend will be paid on July 15, 2026.

Presentation of Certain Performance Metrics and Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income - Republic, adjusted pre-tax income, adjusted tax impact, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste and field services. Republic’s industry-leading commitments to advance circularity and support decarbonization are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Roman Blahoski (480) 718-0328	Aaron Evans (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118	$76
Accounts receivable, less allowance for doubtful accounts and other of $60 and $66, respectively	1,917	1,897
Prepaid expenses and other current assets	475	550
Total current assets	2,510	2,523
Restricted cash and marketable securities	292	259
Property and equipment, net	12,695	12,639
Goodwill	16,926	16,715
Other intangible assets, net	647	655
Other assets	1,530	1,575
Total assets	$34,600	$34,366
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,196	$1,374
Notes payable and current maturities of long-term debt	547	596
Deferred revenue	480	496
Accrued landfill and environmental costs, current portion	159	148
Accrued interest	122	109
Other accrued liabilities	1,236	1,205
Total current liabilities	3,740	3,928
Long-term debt, net of current maturities	13,317	12,985
Accrued landfill and environmental costs, net of current portion	2,620	2,608
Deferred income taxes and other long-term tax liabilities, net	1,936	1,884
Insurance reserves, net of current portion	454	436
Other long-term liabilities	552	556
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 314 and 313 issued including shares held in treasury, respectively	3	3
Additional paid-in capital	1,851	1,833
Retained earnings	11,493	11,161
Treasury stock, at cost; 6 and 5 shares, respectively	(1,336)	(1,000)
Accumulated other comprehensive loss, net of tax	(31)	(29)
Total Republic Services, Inc. stockholders' equity	11,980	11,968
Non-controlling interests in consolidated subsidiary	1	1
Total stockholders' equity	11,981	11,969
Total liabilities and stockholders' equity	$34,600	$34,366

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$4,113	$4,009
Expenses:
Cost of operations	2,366	2,314
Depreciation, depletion and amortization	461	434
Accretion	30	28
Selling, general and administrative	425	427
Restructuring charges	2	4
Gain on business divestitures and impairments, net	(1)	(2)
Operating income	830	804
Interest expense	(151)	(140)
Loss from unconsolidated equity method investments	(52)	(12)
Interest income	2	2
Other income, net	27	11
Income before income taxes	656	665
Provision for income taxes	131	170
Net income	525	495
Net income attributable to non-controlling interests in consolidated subsidiary	—	—
Net income attributable to Republic Services, Inc.	$525	$495
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.70	$1.58
Weighted average common shares outstanding	309.1	313.0
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.70	$1.58
Weighted average common and common equivalent shares outstanding	309.3	313.3
Cash dividends per common share	$0.625	$0.580

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Three Months Ended March 31,
	2026	2025
Cash provided by operating activities:
Net income	$525	$495
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion, amortization and accretion	491	462
Non-cash interest expense	21	18
Deferred tax provision	33	1
Loss from unconsolidated equity method investments	52	12
Other non-cash items	22	18
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(25)	(18)
Prepaid expenses and other assets	49	90
Accounts payable	49	(42)
Capping, closure and post-closure expenditures	(9)	(8)
Remediation expenditures	(11)	(9)
Other liabilities	30	6
Cash provided by operating activities	1,227	1,025
Cash used in investing activities:
Purchases of property and equipment	(476)	(459)
Proceeds from sales of property and equipment	3	3
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(437)	(834)
Cash received from business divestitures	1	3
Other	(1)	(1)
Cash used in investing activities	(910)	(1,288)
Cash (used in) provided by financing activities:
Proceeds from credit facilities and notes payable, net of fees	15,310	11,372
Proceeds from issuance of senior notes, net of discount and fees	—	1,186
Payments of credit facilities and notes payable	(15,035)	(12,018)
Issuances of common stock, net	(14)	(19)
Purchases of common stock for treasury	(292)	(55)
Cash dividends paid	(193)	(181)
Contingent consideration payments	(14)	(1)
Cash (used in) provided by financing activities	(238)	284
Effect of foreign exchange rate changes on cash	(1)	—
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	78	21
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	249	203
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$327	$224

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2025. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026		2025
Collection:
Residential	$747	18.2%	$743	18.6%
Small-container	1,306	31.8	1,243	31.0
Large-container	768	18.7	739	18.4
Other	17	0.4	18	0.4
Total collection	2,838	69.1	2,743	68.4
Transfer	440		424
Less: intercompany	(240)		(236)
Transfer, net	200	4.9	188	4.7
Landfill	764		723
Less: intercompany	(311)		(302)
Landfill, net	453	11.0	421	10.5
Environmental solutions	417		466
Less: intercompany	(12)		(17)
Environmental solutions, net	405	9.8	449	11.2
Other:
Recycling processing and commodity sales	112	2.7	108	2.7
Other non-core	105	2.5	100	2.5
Total other	217	5.2	208	5.2
Total revenue	$4,113	100.0%	$4,009	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Average yield	3.4%	4.5%
Fuel recovery fees	0.2	(0.4)
Total price	3.6	4.1
Volume	(0.8)	(1.2)
Change in workdays	—	(0.5)
Recycling processing and commodity sales	—	0.3
Environmental solutions	(1.3)	0.2
Total internal growth	1.5	2.9
Acquisitions / divestitures, net	1.1	0.9
Total	2.6%	3.8%

Core price	5.7%	6.1%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in core price, average yield and volume as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing and organic growth strategies. The following table reflects core price, average yield and volume as a percentage of related-business revenue for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
	As a % of Related Business
Core price	6.8%	7.3%
Average yield	4.1%	5.4%
Volume	(1.0)%	(1.5)%
The following table reflects changes in average yield and volume, as a percentage of related business revenue by line of business, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026		2025
	Yield	Volume	Yield	Volume
Collection:
Residential	4.7%	(5.2)%	5.5%	(2.9)%
Small-container	4.7%	(0.3)%	6.3%	(1.3)%
Large-container	4.5%	(2.5)%	5.7%	(3.3)%
Landfill:
Municipal solid waste	4.9%	1.4%	6.8%	(3.6)%
Construction and demolition waste	5.3%	(17.8)%	4.2%	11.0%
Special waste	—%	9.9%	—%	6.3%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three months ended March 31, 2026 and 2025 (in millions of dollars and as a percentage of revenue):

	Three Months Ended March 31,
	2026		2025
Labor and related benefits	$831	20.2%	$818	20.4%
Transfer and disposal costs	257	6.3	253	6.3
Maintenance and repairs	361	8.8	359	9.0
Transportation and subcontract costs	293	7.1	292	7.3
Fuel	124	3.0	114	2.8
Disposal fees and taxes	84	2.0	83	2.1
Landfill operating costs	92	2.2	90	2.2
Risk management	103	2.5	104	2.6
Other	221	5.4	201	5.0
Total cost of operations	$2,366	57.5%	$2,314	57.7%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three months ended March 31, 2026 and 2025 (in millions of dollars and as a percentage of revenue):

	Three Months Ended March 31,
	2026		2025
Salaries and related benefits	$301	7.3%	$293	7.3%
Provision for doubtful accounts	12	0.3	10	0.3
Other	112	2.7	124	3.1
Total selling, general and administrative expenses	$425	10.3%	$427	10.7%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA and adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three months ended March 31, 2026 and 2025. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three months ended March 31, 2026 and 2025 (in millions of dollars and as a percentage of revenue):

	Three Months Ended March 31,
	2026		2025
Net income attributable to Republic Services, Inc. and net income margin	$525	12.8%	$495	12.3%
Provision for income taxes	131		170
Other income, net	(27)		(11)
Interest income	(2)		(2)
Interest expense	151		140
Depreciation, depletion and amortization	461		434
Accretion	30		28
EBITDA and EBITDA margin	$1,269	30.9%	$1,254	31.3%
Loss from unconsolidated equity method investments	52		12
Restructuring charges	2		4
Gain on business divestitures and impairments, net	(1)		(2)
Total adjustments	53		14
Adjusted EBITDA and adjusted EBITDA margin	$1,322	32.1%	$1,268	31.6%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three months ended March 31, 2026 and 2025 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	Recycling & Waste(b)	Environmental Solutions(b)	Total	Recycling & Waste	Environmental Solutions(b)	Total
Revenue	$3,708	$405	$4,113	$3,560	$449	$4,009
Adjusted EBITDA(a)	$1,244	$78	$1,322	$1,175	$93	$1,268
Adjusted EBITDA Margin	33.6%	19.2%	32.1%	33.0%	20.8%	31.6%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.
(b) Adjusted EBITDA Margin does not calculate due to rounding.
The amounts shown for Recycling & Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.
Adjusted Diluted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three months ended March 31, 2026 and 2025 (in millions of dollars except per share data):

	Three Months Ended March 31, 2026				Three Months Ended March 31, 2025
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$656	$131	$525	$1.70	$665	$170	$495	$1.58
Restructuring charges(2)	2	—	2	—	4	1	3	0.01
Gain on business divestitures and impairments, net(2)	(1)	—	(1)	—	(2)	—	(2)	(0.01)
Total adjustments	1	—	1	—	2	1	1	—
As adjusted	$657	$131	$526	$1.70	$667	$171	$496	$1.58
(1) The income tax effect related to our adjustments includes both current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended March 31, 2026.
We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Restructuring charges. During the three months ended March 31, 2026 and 2025, we incurred restructuring charges of $2 million and $4 million, respectively. The charges related to the design and implementation of our new accounts receivable system.
Gain on business divestitures and impairments, net. During the three months ended March 31, 2026 and 2025, we recorded a net gain on business divestitures and impairments of $1 million and $2 million, respectively.

Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the three months ended March 31, 2026 and 2025 (in millions of dollars):

	Three Months Ended March 31,
	2026	2025
Cash provided by operating activities	$1,227	$1,025
Property and equipment received	(249)	(304)
Proceeds from sales of property and equipment	3	3
Restructuring payments, net of tax	3	3
Adjusted free cash flow	$984	$727
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the three months ended March 31, 2026 and 2025 (in millions of dollars):

	Three Months Ended March 31,
	2026	2025
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$476	$459
Adjustments for property and equipment received in a different period	(227)	(155)
Property and equipment received during the period	$249	$304
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of March 31, 2026 and December 31, 2025, accounts receivable were $1,917 million and $1,897 million, net of allowance for doubtful accounts of $60 million and $66 million, respectively, resulting in days sales outstanding of 42.4, or 31.8 days net of deferred revenue, compared to 41.8, or 30.8 days net of deferred revenue, respectively.
CASH DIVIDENDS
In January 2026, we paid a cash dividend of $193 million to shareholders of record as of January 2, 2026. As of March 31, 2026, we recorded a quarterly dividend payable of $192 million to shareholders of record at the close of business on April 2, 2026, which was paid on April 15, 2026.
SHARE REPURCHASE PROGRAM
During the three months ended March 31, 2026, we repurchased 1.4 million shares of our common stock for $314 million at a weighted average cost per share of $218.29. As of March 31, 2026, the remaining authorized purchase capacity under our October 2023 repurchase program was approximately $1.3 billion.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies, and expectations of future financial performance and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such expectations may not prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and changing interest rates, impacts from international trade restrictions and tariffs, our ability to effectively integrate and manage companies we acquire, and to realize the anticipated benefits of any such acquisitions, the impact of prolonged work stoppages or other labor disruptions, the amount of the financial contribution of our sustainability initiatives, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States and Canada, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.